Exhibit 10.1

THIRD AMENDMENT TO

PUMA BIOTECHNOLOGY, INC.

2011 INCENTIVE AWARD PLAN

This Third Amendment (“Third Amendment”) to the Puma Biotechnology, Inc. 2011 Incentive Award Plan (the “Plan”), is adopted by the Board of Directors (the “Board”) of Puma Biotechnology, Inc., a Delaware corporation (the “Company”), effective as of April 27, 2017 (the “Effective Date”). Capitalized terms used in this Third Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

A.	The Company currently maintains the Plan.

B.	Pursuant to Section 13.1 of the Plan, the Board has the authority to amend the Plan at any time or from time to time.

C.	The Board believes it is in the best interests of the Company and its stockholders to amend the Plan to include a limit on the awards granted to Non-Employee Directors (as defined in the Plan) (the “Director Limit”).

AMENDMENT

The Plan is hereby amended as follows, effective as of the Effective Date:

1.	Section 2.17. Article 2 of the Plan is hereby amended by adding a new Section 2.17, as follows:

“2.17 “Director Limit” shall mean the limits applicable to Awards granted to Non-Employee Directors, as set forth in Section 3.5 hereof.”

2.	Section 3.5. Article 3 of the Plan is hereby amended by adding a new Section 3.5, as follows:

“Non-Employee Director Award Limit. Notwithstanding any provision to the contrary in the Plan or in any other agreement, plan, policy or program regarding Non-Employee Director compensation, the sum of any cash compensation and the grant date fair value (determined as of the date of the grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all awards granted to a Non-Employee Director during any calendar year shall not exceed the amount equal to $1,000,000 (the “Director Limit”).”

3.	Section 4.5. Section (d) of the first sentence of Section 4.5 is hereby deleted and replaced in its entirety with the following:

“(d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (and any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share Limit, the Individual Award Limits or the Director Limit contained in Sections 3.1, 3.3 and 3.5 hereof, respectively;”

4.	This Third Amendment shall be and, as of the Effective Date, is hereby incorporated in and forms a part of the Plan.

5.	Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

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I hereby certify that this Third Amendment was duly adopted by the Board of Directors of Puma Biotechnology, Inc. on April 27, 2017.

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Executed on this 13th day of June, 2017.

/s/ Alan H. Auerbach
Alan H. Auerbach President, Chief Executive Officer and Secretary